U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------


                             STELLAR RESOURCES LTD.
                             ----------------------
                 (Name of small business issuer in its charter)


          NEVADA                  1000                         98-0373867
     ---------------          ------------                    -----------
     State or other         Primary Standard                I.R.S. Employer
     jurisdiction of        Industrial Classification       Identification
     incorporation          Code Number                     Number
     or organization

      3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada 89121 (604) 584-1895
     ----------------------------------------------------------------------
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Approximate date of public registration of securities: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an Articles of Incorporation pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------------------------.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------------------------.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                           PROPOSED       PROPOSED
CLASS OF                                MAXIMUM        MAXIMUM
SECURITIES                              OFFERING       AGGREGATE     AMOUNT OF
TO BE             AMOUNT TO BE          PRICE PER      OFFERING     REGISTRATION
REGISTERED        REGISTERED            SHARE (1)      PRICE (2)      FEE (2)
--------------------------------------------------------------------------------
Common Stock      3,000,000 shares      $0.25          $750,000.00    $69.00
--------------------------------------------------------------------------------

(1)  Based on the last sales price.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our common stock.

The average price paid for our common stock was $0.021 per share.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

            SUBJECT TO COMPLETION, prospectus dated February 21, 2003
            ---------------------------------------------------------


                             STELLAR RESOURCES LTD.
                        3,000,000 shares of common stock
                       to be sold by current shareholders

The selling shareholders names in this prospectus are offering all of our shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange.

STELLAR RESOURCES LTD. is a Nevada corporation now engaged in the business of exploration for diamond deposits in Canada. We are registering a total of 3,000,000 shares of common stock for resale on behalf of our shareholders. The shares to be registered constitute 84.5% of our issued and outstanding stock as of February 19, 2003. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

No public market for the securities offered currently exists.

This offering represents a registration of some of our issued and outstanding stock on behalf of the shareholders of STELLAR RESOURCES LTD. Owning our common stock involves a high degree of risk and the securities offered hereby are highly speculative. SEE "RISK FACTORS" ON PAGES 6 TO 10 TO READ ABOUT RISKS
                    -------------------------------------------------------
ASSOCIATED WITH OUR BUSINESS. You should carefully consider these risks in
-----------------------------
holding shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. The Securities and Exchange Commission has not made any recommendations that you buy or not buy our shares. Any representation to the contrary is a criminal offence.

The information in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not register these securities until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities, and there can not be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                             STELLAR RESOURCES LTD.

                                Table Of Contents
                                -----------------
                                                                        PAGE
Summary ...............................................................   5
Risk Factors ..........................................................   6
  -  We have incurred losses since our inception on April 9,

     1999 and expect losses to continue for the foreseeable
     future............................................................   6
  -  We have a limited operating history with no track record on
     which we can base future projections of our success...............   6
  -  We have not generated revenue, and we will need additional capital to conduct additional exploration on the Claim
     Groups. If we do not obtain enough capital to continue
     exploration efforts, you could lose all of your investment........   7
  -  Our president lacks experience in gem exploration or
     extraction, which increases the risk that our operation
     may fail, and that you may lose your investment...................   7
  - Mining exploration is highly speculative and frequently non-productive; therefore, we cannot provide any assurance that our exploration business will succeed or provide a
     profit............................................................   8
  -  We have no proven or probable reserves; and cannot provide any assurance that we will find or profitably produce a
     viable mine.......................................................   8
  -  We have the right to explore the Alces and Beatton claims, and our entire success depends upon producing economically
     viable results from these claims .................................   8
  -  Government regulations might increase our liability or
     delay our operations..............................................   9
  -  Diamond exploration is quickly gaining favour in Canada...........   9
  -  There is no public trading market for our stock, so you may be unable to sell your shares.  Should a public trading market develop, the market price could decline below the
     amount you paid for your investment...............................   9
  -  If The Selling Shareholders Sell a Large Number of Shares
     All At Once Or In Blocks, The Market Price Of Our Shares
     Would Most Likely Decline.........................................  10
  -  Penny Stock Rules May Limit the Ability to Sell The Stock.........  10
  -  We Need to Continue as a Going Concern If Our Business is
     to Succeed........................................................  10

Use of Proceeds .......................................................  11
Determination of Offering Price .......................................  11
Dilution ..............................................................  12
Selling Shareholders ..................................................  12
Plan of Distribution ..................................................  13
Legal Proceedings .....................................................  16
Directors, Executive Officers, Promoters and Control Persons...........  16
Security Ownership of Certain Beneficial Owners and Management.........  18
Description of Securities .............................................  19
Interest of Named Experts and Counsel .................................  20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ............................................  20
Organization Within Last Five Years ...................................  21
Description of Business ...............................................  21
Plan of Operations ....................................................  37
Available Information .................................................  37
Description of Property ...............................................  39
Certain Relationships and Related Transactions ........................  39
Market for Common Equity and Related Stockholder Matters ..............  40
Executive Compensation ................................................  41
Financial Statements ..................................................  42
Changes in and Disagreements with Accountants .........................  57
Other Expenses of Issuance and Distribution............................  57
Recent Sales of Unregistered Securities................................  57
Exhibits...............................................................  57
Undertakings...........................................................  58
Signatures.............................................................  59
Power of Attorney......................................................  59

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.


                             STELLAR RESOURCES LTD.
                             ----------------------

                                     Summary

We were formed as a corporation under the laws of the State of Nevada on April 9, 1999 as V.I.P.C. COM. On January 6, 2003, we changed our name from V.I.P.C. COM to Stellar Resources Ltd., reflecting our decision to focus our business efforts on resource property exploration activities. Our executive offices are located at 151-10090 152nd Street, Suite 401, Surrey, B.C. V3R 8X8 and our telephone number is (604) 584-1895. Our registered office is located at 3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada, 89121.

We have recently secured, through an option agreement dated June 28, 2002, the right to acquire a 50% interest in two land packages totalling 197 units, or 4,925 hectares, in the Fort St. John area of British Columbia. We may exercise the option by making cash payments totalling $10,000 (Canadian funds) and by incurring exploration expenditures of at least $50,000 (Canadian funds) on the Beatton & Alces claim groups ("Claim Groups"). To date, we have paid $5,000 (Canadian funds) to the optionor of the Claim Groups and have completed the required exploration expenditures on the properties.

Exploration of the Claim Groups has resulted in the discovery of G9 pyrope garnets and chrome diposides, both of which are gems that indicate the potential presence of diamonds on the properties.

We are an exploration-stage company, and cannot give you assurance that commercially viable diamond deposits exist on the Beatton and Alces properties. Extensive exploration and sampling of rock from the Claim Groups will be required before we can make an evaluation as to the economic feasibility of developing or finding valuable diamond deposits on these Claim Groups. We have not, as yet, identified any diamonds on the properties. Our proposed exploration program is designed to search for diamonds in commercially exploitable quantities.

The purpose of this offering is to register 3,000,000 of the 3,548,220 issued and outstanding shares of our common stock for the benefit of our selling security holders. The selling security holders currently own 3,000,000 of the issued 3,548,220 shares, constituting 84.55% of our issued and outstanding stock as of February 19, 2003.

We will not realize proceeds as a result of this offering being declared effective. We estimate that offering expenses will total approximately $20,000, including legal, accounting, printing, and related costs.

Our securities are not listed on any national exchange or the NASDAQ stock market. Further, we cannot provide any assurance that, following the registration of the shares being offered in this registration statement, that any shares registered in this offering can be sold.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

                       SUMMARY OF SELECTED FINANCIAL DATA
                       ----------------------------------

Balance Sheet Data                      October 31, 2002
------------------
Cash                                        $    744
Total Assets                                $  2,680
Liabilities                                 $    531
Total Stockholders' Equity                  $  2,149

Statement of Operations
-----------------------

              From Incorporation on               For three month period
           April 9, 2001 to October 31, 2002      ended October 31, 2002

Revenue                  $NIL                               $NIL
Net Income/Loss        ($24,620)                          ($71,523)


                                  RISK FACTORS
                                  ------------

1.   We have incurred losses since our inception on April 9, 1999 and expect
----------------------------------------------------------------------------
losses to continue for the foreseeable future.
----------------------------------------------

We have incurred a total loss of $71,523 since our inception on April 9, 1999. We are in the very early stages of exploration activities and could fail before ever generating any revenue. We will probably incur net losses for the foreseeable future as we will incur significant expenses associated with the exploration of the Claim Groups. We cannot represent that we will ever operate profitably or provide a return on your investment in the future.

2.   We have a limited operating history with no track record on which we can
-----------------------------------------------------------------------------
base future projections of our success.
---------------------------------------

We were incorporated on April 9, 1999 as a technology orientated company. As of June 5, 2002, we diversified and are now focusing on the exploration of diamond properties in Canada. We have, since June 2002, acquired our principal asset, which is an option to explore two Claim Groups in the Fort St. John region of British Columbia, Canada. We have only a limited operating history upon which an evaluation of our future prospects can be made. Our ability to achieve and maintain profitability is highly dependent upon a number of factors including:

     The uncertain profitability from potential mining activity on the Claim Groups;

     Our ability to successfully explore and develop diamond properties in the future;

     Our ability to generate revenues; and

     Our ability to control exploration costs.

We cannot represent that we will be successful in generating revenue or achieving positive cash flow in the future, and any such failures could cause us to cease operations, resulting in the loss of your entire investment.

3.   We have not generated revenue, and we will need additional capital to
--------------------------------------------------------------------------
conduct additional exploration on the Claim Groups. If we do not obtain enough
------------------------------------------------------------------------------
capital to continue exploration efforts, you could lose all of your investment.
-------------------------------------------------------------------------------

We have not, to date, generated any revenue from operations. We anticipate spending approximately $20,000 over the next 12 months to complete the first phase of our exploration program. In addition, we need to pay the owner of the Claims Groups $5,000 (Canadian funds) by July 30, 2003.

As at October 31, 2002, we had cash on hand of $744. Accordingly, we will require additional financing in order to continue exploration of the Claims Groups and to meet our obligations under the option agreement respecting the properties.

We have no agreements for additional financing and we can provide no assurance that such funding will be available on terms acceptable to us. If we lose our interest in the Claims Groups due to our failure to raise sufficient funding, there is a substantial risk that our business will fail. Further, you may find your investment diluted if we have to enter into a joint venture or other such business/financial arrangements in order to maintain our interest in the Claims Groups.

4.   Our president lacks experience in gem exploration or extraction, which
---------------------------------------------------------------------------
increases the risk that our operation may fail, and that you may lose your
--------------------------------------------------------------------------
investment.
-----------

Our president, Mr. Reid, has had only limited direct experience in the management or operation of any mineral exploration or extraction business. His lack of direct experience may make us more vulnerable than others to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. Mr. Reid's lack of experience in the mineral exploration and extraction industry could cause us to lose money, and therefore could cause you to lose some or all of your investment.

Mr. Reid intends to rely on the advice of Mr. Jon Stewart, our director and a mining engineer, as well as various geological and engineering consultants, in connection with management decisions concerning exploration of the Claim Groups.

5.   Mining exploration is highly speculative and frequently non-productive;
----------------------------------------------------------------------------
therefore, we cannot provide any assurance that our exploration business will
-----------------------------------------------------------------------------
succeed or provide a profit.
----------------------------

Mining exploration and extraction is highly speculative, frequently non-productive, and involves a high degree of risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. We are in the very early exploration stages. We cannot provide any assurance that our efforts will be successful, and that any potential production will be identified, or that if potential production is identified, that it will be profitable when produced. Moreover, an extended period of time may be needed to develop the Claim Groups.

We cannot be assured that we will discover diamonds on the Claim Groups. Our planned exploration program may indicate that our properties do not contain diamonds. Should this determination be made, further exploration will be unfeasible and we may decide to abandon exploration efforts on the properties.

We intend to rely on professionals such as geologists, geophysicists, and engineers to determine whether to continue exploration work on the Claim Groups. These consultants generally rely upon scientific estimates and economic assumptions, which, in some cases, may not be correct, and could result in our expenditure of substantial amounts of money on our project before it can be determined whether or not the project contains economically recoverable gems. We are not able to determine at present the extent to which such risks may adversely affect our exploration program. We cannot represent that our exploration project will ultimately be successful or profitable.

6.   We have no proven or probable reserves; and cannot provide any assurance
-----------------------------------------------------------------------------
that we will find or profitably produce a viable mine.
------------------------------------------------------

We have completed a geological report that has established that proven or probable diamond indicator mineralization exists on the Claim Group. However, this should not be construed as a guarantee. We are not certain whether we can generate revenues or profits from these two claims. The economic viability of a resource property cannot be determined until further extensive exploration has been conducted. Although work by prior individuals has indicated that diamonds may be discovered on the Claim Groups, we cannot confirm from prior exploration the extent, if any, of such claims. However, we believe that prior work on the property suggests the potential existence of diamonds to warrant further exploration of the Claim Groups. However, we cannot provide any assurance to you that proven or probable reserves exist on the properties, nor can we provide any assurance that either you or we will realize any revenue from these properties.

7.   We have the right to explore the Alces and Beatton claims, and our entire
------------------------------------------------------------------------------
success depends upon producing economically viable results from these claims.
-----------------------------------------------------------------------------

We currently have rights, and for the foreseeable future will have rights, to explore the Claim Groups. At present, our success depends entirely upon our ability to identify and extract diamonds from these properties on a profitable basis. This lack of diversification into other industries or mineral properties may make the results of our operations more vulnerable than they would be if we operated in more than one industry, or owned or controlled additional mineral or gem properties.

8.   Government regulations might increase our liability or delay our
---------------------------------------------------------------------
operations.
-----------

Our exploration operations will be subject to substantial government regulation, including local, provincial and federal laws concerning mine safety, land use and environmental protection. We will have to comply with all local, provincial and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odour, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. Although we believe that we will be, or will attempt to be, in substantial compliance with all regulations regarding our mineral claims, failure to comply could materially increase our liabilities by way of substantial penalties, fees and expenses. These regulations could also significantly delay or completely shut down future operations. Also, we will have to obtain and comply with local, provincial and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and may take significant amounts of time. Although we do not foresee material problems or delays, no assurances can be given that we can obtain, either in a timely manner or at all, the necessary permits to commence exploration activities.

9.   Diamond exploration is quickly gaining favour in Canada.
-------------------------------------------------------------

Even if we discover and/or produce diamonds, the price of diamonds will materially affect our financial operations. Diamond exploration is quickly gaining favour in Canada. With the recent opening of the Ekati Diamond Mine in the Northwest Territories, and two more mines set to open in 2005, Canada is quickly becoming a world leader in the production of diamonds. It is anticipated that once these mines reach full production, they will produce over 12 percent of the world's diamonds, putting Canada in the top five diamond producing jurisdictions. We can provide investors with no guarantee that we will discover and/or produce diamonds. However, if we do, the price that we receive for our diamonds may be adversely affected by a potential increase in world diamond supply.

10.  There is no public trading market for our stock, so you may be unable to
-----------------------------------------------------------------------------
sell your shares. Should a public trading market develop, the market price could
--------------------------------------------------------------------------------
decline below the amount you paid for your investment.
------------------------------------------------------

There is currently no public trading market for our common stock, and we can provide no assurance that a market will ever develop. If a public trading market for our stock does not develop, it will be very difficult, if not impossible, for you to resell your shares in a manner that will allow you to recover, or realize a gain on, your investment. Even if a public trading market does develop, the market price could decline below the amount you paid for your investment, taking into account several factors: (a) actual or anticipated variations in our results of operations; (b) our ability or inability to generate new working capital; increased competition; and conditions and trends in the mining industry.

11.  If The Selling Shareholders Sell a Large Number of Shares All At Once Or In
--------------------------------------------------------------------------------
Blocks, The Market Price Of Our Shares Would Most Likely Decline.
-----------------------------------------------------------------

The shareholders of the 3,000,000 common shares mentioned herein are not restricted in the price they can sell the common stock if our shares begin trading on the NASD OTC Bulletin Board. Should a market develop, common shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Hence, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding share of common stock covered by this prospectus represents approximately 85.67% of the common shares outstanding as of the date of this prospectus.

12.  Penny Stock Rules May Limit the Ability to Sell The Stock
--------------------------------------------------------------

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. "Penny Stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares could likely suffer as a result.

13.  We Need to Continue as a Going Concern If Our Business is to Succeed.
--------------------------------------------------------------------------

The notes to our financial statements included in this registration statement indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continuance of operations is contingent on raising additional working capital and on the future development of our mineral property interest. If we are not able to continue as a going concern, it is likely investors will lose their investments.

Forward-Looking Statements
--------------------------

You should not rely on any forward-looking statements in this prospectus because they are inherently uncertain. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Shareholders should not place undue reliance on forward- looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in "Risk Factors" and elsewhere in this prospectus.

Currency Exchange Between United States and Canadian Dollars
------------------------------------------------------------

While our financial statements are reported in United States dollars, a significant portion of our business operations is conducted in Canadian dollars. In order to provide you with a better understanding of these operations discussed in the section entitled "Description of Business", we provide the following summary regarding historical exchange rates between these currencies:

Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar. On January 24, 2003, the exchange rate in effect for Canadian dollars exchanged for United States dollars, expressed in terms of Canadian dollars was 1.5220. This exchange rate is based on the noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. For the past six full calendar months, the following exchange rates were in effect for Canadian dollars exchanged for United States dollars, calculated in the same manner as above:

         Time Period                         Low - High
        ----------------                   ---------------
     Month ended August 31, 2002          $1.5523 - $1.5963
     Month ended September 30, 2002       $1.5545 - $1.5863
     Month ended October 31, 2002         $1.5607 - $1.5943
     Month ended November 30, 2002        $1.5528 - $1.5904
     Month ended December 31, 2002        $1.5478 - $1.5800
     Month ended January 31, 2003         $1.5220 - $1.5750


                                 USE OF PROCEEDS
                                 ---------------

All proceeds from the sale of the common shares by the selling security holders will go to the selling security holders who offer and sell their shares. We will not receive any proceeds from the sale of the common shares by the selling security holders.


                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                                    DILUTION
                                    --------

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                            SELLING SECURITY HOLDERS
                            ------------------------

We propose to register 3,000,000 common shares for sale by our selling security holders. The shares to be registered would constitute 84.55% of our issued and outstanding common shares as of February 19, 2003.

We believe that each selling security holder possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

Based on information provided to us by each selling security holder, the following table shows, as of February 19, 2003:

The following table provides as of February 19, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering;
     4.   the percentage owned by each upon completion of the offering; and
     5. the identity of the beneficial holder of any entity that owns the shares

                                 Total Number
                                 Of Shares To     Total Shares    Percentage of
                                 Be Offered For   to Be Owned     Shares Out-
Name Of          Shares Owned    Selling          Upon            standing at
Selling          Prior To This   Shareholders     Completion Of   Commencement
Stockholder      Offering        Account          This Offering   of Offering
--------------------------------------------------------------------------------

Todd Kennedy       142,000         142,000            Nil             4.00%
Lynn Grosutti      144,000         144,000            Nil             4.06%
Rodrigo Mora       149,000         149,000            Nil             4.20%
Silas Layton       150,000         150,000            Nil             4.23%
John Rescigno      147,000         147,000            Nil             4.14%
Nova Hanen         148,000         148,000            Nil             4.17%
Brian Fiddler       50,000          50,000            Nil             1.41%
Meighan Scott      100,000         100,000            Nil             2.82%
Alyssa Laing       158,000         158,000            Nil             4.45%
Simon Williams     147,500         147,500            Nil             4.16%
Gilbert Williams   100,000         100,000            Nil             2.82%
Kris Laudien       142,800         142,800            Nil             4.02%
Alisa Minello      149,000         149,000            Nil             4.20%
Sam Cochrane       155,000         155,000            Nil             4.37%
Ronald Jones       162,000         162,000            Nil             4.57%
Rosemary Magonya   116,000         116,000            Nil             3.27%
Karen Liu          152,000         152,000            Nil             4.28%
Luigi Rispoli      146,200         146,200            Nil             4.12%

Unionashton Mgt.    75,000          75,000            Nil             2.11%
Battistino Fornero 151,500         151,000            Nil             4.27%
Russell Day        155,000         155,000            Nil             4.37%
Dan Hutchinson     160,000         160,000            Nil             4.51%

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,548,220 shares of common stock outstanding on February 19, 2003.

The selling shareholders may not actually sell all of the securities being offered.

To our knowledge, none of the selling shareholders:
---------------------------------------------------

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

     (2)  has ever been one of our officers or directors.


                              PLAN OF DISTRIBUTION
                              --------------------

We propose to offer the shares of common stock held by the selling security holders, as described in this registration statement, at no cost to the selling security holders. The shares of common stock were acquired by the selling security holders in private placement transactions.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales; or
     5.   In any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

NO PUBLIC MARKET CURRENTLY EXISTS FOR SHARES OF STELLAR'S COMMON STOCK
----------------------------------------------------------------------

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. Further, each selling security holder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this registration statement available to the selling security holders and will inform them of the need for delivery of copies of this registration statement to purchasers at or prior to the time of any sale of the shares.

We will, file a supplement to this registration statement, if required by Rule 424(b) of the Securities Act upon being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Such supplement will disclose: - the name of each such selling shareholder and the participating broker-dealer, - the number of shares involved, - the price at which such shares were sold, - the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, - that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this registration statement, and other facts material to this transaction.

We will bear all costs, expenses and fees in connection with this registration of common stock. The selling security holders will bear all commissions, discounts, if any, attributable to the sales of the common stock. The selling security holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of common stock against certain liabilities, including liabilities arising under the Securities Act.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Exchange Act of and Section 5 of the Securities Act, for which an exemption from registration as provided in Section 3 and
Section 4 are not available.


                                LEGAL PROCEEDINGS
                                -----------------

We are not currently a party to any pending legal proceeding or litigation and the Claim Groups are not the subject of any pending legal proceeding. Further, our officers and directors know of no legal proceedings against us, or our property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

The following table sets forth the name, age and position of each director and executive officer of STELLAR:

          Name                       Age         Position

          Andrew Reid                26          President, Chief
                                                 Financial Officer
                                                 and Director

          Michael Rezac              28          Secretary/Treasurer,
                                                 Director

          Jon Stewart                68          Director


Andrew Reid
-----------

Mr. Andrew Reid was elected as our president, chief financial officer and as a director in June 2002, and estimates he will spend no fewer than four hours a week to help with our executive development and financial management progression. Mr. Reid also has extensive responsibilities with Vision Critical Communications Inc. He will hold office for a term of one year or until the next annual meeting of shareholders where he can sit for re-election, or until his successor has been duly elected and qualified or until his resignation or removal. The officers hold their positions at the pleasure of the board. At present, we have no employment contract in place with Mr. Reid.

Mr. Reid completed his studies in New Media at the Vancouver Film School in 1996 and completed his studies mainly in Business Marketing and Graphic Designs. Since graduation, he has worked for Palmer Jarvis Advertising - September 1996 to August 1998; Populuxe Digital Media - September 1998 to April 1999; Angus Reid Group, from May 1999 to May 2000; and from May 2000 to the present time with a private Canadian company, Vision Critical Communications Inc. He is the President and owner of that company. Mr. Reid is also a member of "New Media B.C Organization."

Michael Rezac
-------------

On June 5, 2002, Mr. Rezac was appointed as our secretary/treasurer and as a director and has been the "key" to our accomplishments to date by assisting with the direction of our corporate development. He will serve as director until the next annual meeting of our shareholders where he can either sit for re-election or until his successor has been duly elected and qualified, or until his resignation or removal. The officers will hold their positions at the pleasure of the board. At present, we have no employment contract in place with Mr. Rezac. He anticipates spending no fewer than four hours per week to help with the progression of our business.

Since 1998 till present, Mr. Rezac worked and continues to work, as a cabinet installer for Eric Sadie. Mr. Rezac is also a director and officer of a privately held Canadian mineral exploration company, Diamant Resources Ltd.

Jon Stewart
-----------

Mr. Stewart was elected to our board of directors on June 5, 2002. He will serve until the next annual meeting of our shareholders where he can either sit for re-election or until his successor has been duly elected and qualified, or until his resignation or removal.

Mr. Stewart graduated as a Mining Engineer from Colorado School of Mines in 1983, and is a Member of the Society of Mining Engineers and American Institute of Mining Metallurgical Petroleum Engineers. He has over 48 years of experience in the mineral exploration and resource industry. Mr. Stewart has worked in the mining engineering field with various corporations in various countries, provinces and states such as Venezuela, northern Africa, South Carolina, California, Arizona, Saskatchewan, Alberta and British Columbia. He was also involved in acquisitions and joint venture exploration for oil and gas, gold and base metals. Mr. Stewart has been employed and acted as a director and vice-president of Aquarius Resources Ltd., a reporting Alberta, Canada corporation, from 1973 to 1980; as president/chairman of Rhyolite Resources

Inc., a reporting British Columbia, Canada mineral exploration company, from 1980 to 1989; and has been a self-employed engineering consultant from 1990 to present.


Term of Office
--------------

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until resignation or removal from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant Employees
---------------------

We have no significant employees other than the officers and directors described above.


Conflicts of Interest
---------------------

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table sets forth, as of February 19, 2003, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                    Amount of
Title of      Name and address                      beneficial     Percent
Class         of beneficial owner                   ownership      of class
-----------------------------------------------------------------------------
Common        Andrew Reid                            100,671         2.84%
Stock         President, Chief Financial
              Officer and Director
              2411 West 1st Avenue
              Vancouver, British Columbia
              V6R 1G5

Common        Michael Rezac                          120,805         3.40%
Stock         Secretary/Tresurer
              and Director
              201 - 454 West 12th Street
              Vancouver, British Columbia
              V6R 2T3

Common        Jon Stewart                              NIL              0%
Stock         Director
              P.O. Box 68

              Arlington, Arizona
              85322

Common        Russell Day                            193,800         5.46%
Stock         28 Cravendale Avenue
              Nelson, Lancashire,England

Common        All Officers and Directors         221,471 shares      6.24%
Stock         as a Group that consists of
              three people

The percent of class is based on 3,548,220 shares of common stock issued and outstanding as of February 19, 2003.


                            DESCRIPTION OF SECURITIES
                            -------------------------

General
-------

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock
------------

As of February 19, 2003, there were 3,548,220 shares of our common stock issued and outstanding that are held by 33 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder's vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A Vote by the holders of a majority of our outstanding shares are required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy
---------------

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

No expert or counsel whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in our common stock.

Legal Matters
-------------

The validity of our shares of common stock offered hereby has been passed upon by the Law Offices of Harold P. Gewerter, Esq., Ltd.

Experts
-------

Our audited financial statements as of July 31, 2002, and for the years ended July 31, 2002 and 2001 and for the period April 9, 1999 (inception) to July 31, 2002, were audited by LaBonte & Co., Chartered Accountants, our independent auditors, as stated in their report appearing herein , and have been included in this registration statement in reliance upon the report of LaBonte & Co. given their authority as experts in accounting and auditing.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

Our Articles of Incorporation provide that we will indemnify our officers and directors to the full extent permitted by Nevada state law. Our by-laws provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer or is or was serving at our request as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and

Exchange Commission ("Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, that the matter has been settled by a controlling precedent, submit the question of whether such indemnification is against public policy to court or appropriate jurisdiction. We will then govern by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS
                       -----------------------------------

We were incorporated under the laws of the state of Nevada on April 9, 1999 for the purpose of developing visual interactive telephone systems and a dual monitor single video card display technology. We abandoned this business plan in June 2002 due to general market conditions in the high technology sector.

In June 2002, our management decided to focus business efforts on the exploration of diamond properties within Canada. On June 28, 2002 we entered into an agreement with Diamant Resources Ltd., a private British Columbia company, whereby it granted us the exclusive option to acquire a 50% interest in certain mineral claims located in the Fort St. John area of British Columbia.

On January 6, 2003, we changed our name from V.I.P.C. COM to Stellar Resources Ltd to reflect our change in business direction.

Mr. Andrew Reid, our president, chief executive officer and a director, has been our sole promoter since our inception.


                             DESCRIPTION OF BUSINESS
                             -----------------------

General
-------

We are an exploration stage company. Our primary objective is to acquire and explore potential diamond projects in Canada that are suitable for advancement into feasibility stage and production.

We have secured an option from Diamant Resources Ltd., a private British Columbia corporation, whereby we have the right to acquire a 50% interest in two land packages (the "Claim Groups") totalling 197 units (or 4925 hectares) in the Fort St. John area of British Columbia, Canada. The Beatton and the Alces claim groups have been the subject of reconnaissance level diamond exploration

Option Agreement
----------------

On June 22, 2002, we entered into an option purchase agreement ("option agreement") with Diamant Resources Ltd. whereby it granted us the exclusive right to acquire a 50% interest in the Claim Groups in consideration of certain option payments and exploration expenditures. The option payments and the determined amount of exploration expenses with the respective performance dates and the purchase payment are as follows:

     (a) In accordance with the terms of the option agreement, we paid Diamant Resources Ltd. $5,000.00 (Canadian funds) by June 22, 2002;

     (b) We must pay Diamant Resources Ltd. a further $5,000 (Canadian funds) by July 30, 2003;

     (c) In accordance with the terms of the option agreement, we incurred over $50,000 (Canadian funds) in property exploration expenditures on the Claim Groups; and

     (d) As required, we paid the costs necessary to commission the preparation of a geological report ("Geological Report") on the properties based on the exploration work we conducted.

The option agreement provided us the right to terminate the agreement if we were not satisfied with the results and recommendations stated in the Geological Report. However, since the Geological Report suggests the possible occurrence of diamonds on the Claim Groups, we have elected to proceed with the option.

We do not currently have sufficient funds on hand to make the cash payment due to Diamant Resources Ltd. on July 30, 2003. If we cannot raise additional funds to meet these obligations, we will lose our interest in the Claim Groups.

We are to manage all exploration expenditures on the Claim Groups, which include all costs of acquisition and maintenance of the properties, and all expenditures on exploration of the properties, as well as other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the properties. In addition, until we have secured fully our interest in the Claim Groups, we are obligated to maintain in good standing the Claim Groups by:

          (a) completing and filing of assessment work or making of payments in lieu thereof;

          (b)  paying taxes and rentals, and

          (c) performing all other actions necessary to keep the claim groups free and clear of all liens and other charges.


GLOSSARY
--------

In this registration statement, the technical terms used below have the following meanings:

G9 Pyrope Garnet:           member of the garnet group of minerals, often mantle
                            derived;

Chrome-diopside:            A mineral (pyroxene) rich in chrome and formed at
                            great depths; common mineral in kimberlites.

Diamond Stability Field:    A region consistent with High pressure and
                            temperature (900 to 1400 degrees Celsius) where diamonds are formed. Above or below the stability field, carbon forms graphite.

Indicator Minerals:         Minerals formed together with diamonds at great
                            depths and brought to the surface by the same kimberlites, indicator minerals are much more abundant than diamonds and are therefore much easier to trace in samples taken downstream in rivers draining kimberlite pipes or dykes; common indicator minerals are pyrope, ilmenite and chrome-diopside.

Diamond Inclusion Field:    Area that indicates the existence of diamonds in
                            that particular area.

Ultra-mafic:                An igneous rock that consists of ferromagnesian
                            minerals and possesses no free quartz, and with less than 45% silica.

Illmenite:                  Natural ferrous titanite, a black, massive substance
                            important as an ore of Ti;

Chromite:                   Chromite forms in deep ultra-mafic magmas and is one
                            of the first minerals to crystallize. It is because of this fact that chromite is found in some concentrated ore bodies. While the magma is slowly cooling inside the Earth's crust, chromite crystals are forming and because of their density, fall to the bottom and are concentrated there.

Lamproite:                  Another type of deep volcanic rock, that just as
                            kimberlites, may bring diamonds from great depths to the surface;

Pyroxenes:                  A natural silicate.

Olivine: A common natural silicate of iron and magnesium, of which there are light-green and yellow sorts valued as jewel stones;

Slave Craton:               The Slave Craton is Archean in age, and is one of
                            the oldest components of the North American continent. The oldest rocks known on Earth occur in the Slave Province.

Fault: Approximately plane surface of fracture in a rock-body, caused by brittle failure, and along observable relative displacement has occurred between adjacent blocks;

Craton: Area of the Earth's crust, which is no longer, affected by mountain building processes and has been stable for the last 1,000 million years;

Diatreme:                   The carrot shaped volcanic vent that has formed by
                            explosive action and is characteristic of kimberlite pipes. Diatremes typically cut through non-volcanic basement rocks;

Kimberlite:                 An uneven grained, ultramafic, intrusive rock in
                            which the visible minerals may include olivine, phlogopite, pyrope garnet, picroilmenite and chrome diopside cemented by a groundmass, which may include serpentine, calcite and chromate. Kimberlites may be diamondiferous and, along with olivine lamproites, are the only known primary sources of diamonds;

Cretaceous:                 The geologic period dating from 144million years ago
                            to 65 million years ago.

airborne / aeromagnetic
magnetic survey:            A survey conducted from the air for the purpose of
                            recording the natural magnetic characteristics of rocks on and below the surface of the earth;
                            kimberlites, the host rock for diamonds, often have different magnetic characteristics and form a magnetic anomaly;

Archaean Craton:            Old and stable parts of the earth crust, formed more
                            than 2.5 billion years ago. They are good areas for finding diamond-bearing kimberlites;

Diamond: Diamonds are formed at great pressures (equivalent to depths of more, than 150 km) and at temperature of about 1,200 to 1,400 ; these conditions exist under Archaean cratons; diamonds have crystallized and exist underneath these Archaean cratons, often for billions of years; kimberlite volcanoes tap the diamonds from these depths and carry them to the surface in a volcanic explosion;


                   DESCRIPTION OF PROPERTY & PHYSICAL LOCATION
                   -------------------------------------------

Beatton & Alces
---------------

The Claim Groups consist of two land packages, which are located in the northeast part of British Columbia, Canada in the Peace River Lowlands. The aggregate center is 25 kilometres northeast of the town of Fort St. John. The Claim Groups are comprised of 197 units for a total of 4,925 hectares. The aggregate centre of the properties is:

          Latitude 56 24 N
          Longitude 120 41 W
          UTM Zone 10: 673000E: 625000N


The following map shows the location of Alces and Beatton claims.

        (Map of British Columbia highlighting the claims described above)

Diamond Formation and Exploration
---------------------------------

Diamonds are formed deep below the earth's surface, typically at depths between 75 and 120 miles in a region known as the upper mantle. Under tremendous temperature and pressure, carbon, an organic mineral, crystallizes into diamonds.

Molten rock known as magma that originates very deep within the earth passes through the upper mantle region that contains diamonds. These diamonds, along with other nearby minerals such as garnets and diopsides, are carried towards the earth's surface by the molten rock. As the magma approaches the earth's surface, an explosive reaction occurs between the molten rock, groundwater and any dissolved gases in the molten rock. A volcanic eruption follows, resulting in the formation of a pipe or vent. At the surface, the molten rock cools and hardens. The hardened rock is known as kimberlite.

Both of the Claim Groups that we are exploring contain G9 pyrope garnets and chrome diopsides, minerals that are often associated with diamonds. However, while indicator minerals such as garnets and diopsides are usually found in kimberlite rock that contains diamonds, they are also often found on their own.

History of the Claim Groups
---------------------------

Beatton - In 1996 and 1997, prospectors working in co-operation with TUL
-------
Petroleum Ltd. ("TUL") explored the Peace River area by jet boat looking for kimberlitic diamond indicator minerals. This programme led them to the Beatton and Alces Rivers with the resulting Lucky Jim and neighbouring claims being staked in June of 1996. This area is now known as the "Beatton Claim Group".

In 1996 and 1997, several trips were made up the Beatton River panning the river sediments. An exploration party traveled up the river in the summer of 1996 with screens, panning equipment, and a microscope. Garnet covered beaches were noted on Section 30, Township 85, Range 17 W6M. Samples of river sediments were taken to Calgary, Alberta, Canada for further microscope examination. Some of the samples contained indicator minerals that may suggest the presence of diamonds.

Alces
-----

The Alces area was prospected in 1996. The occurrences of volcanic rocks with irony beds were taken as an indication of ultra mafic weathering. Microscopic observations of samples for garnet, chrome diopside, illmenite, chromite and other kimberlitic and lamproitic indicators were made.

In 1997, an exploration program was conducted to find out if the volcanic clasts which were found in the form of pebbles and cobbles in the Tyran Transport gravel pit located on the Alces claims were the source of diamond indicator garnets and pyroxenes microprobe during the 1996 exploration program.

Loring Laboratories of Alberta, Canada ("Loring") and TUL Petroleums Ltd. ("TUL") picked grains from the lamprophyres for electron microscope analysis. These grains were micro-probed at the University of Alberta and the data was analyzed and plotted by Loring.

The analysis resulted in the recovery of two deep red G-9 pyropes, two chromites, and a number of diamond indicator chrome diopsides. The chromites have not been classified yet as to whether they are of diamond preservation field origin.

The Tyran Transport Gravel Pit produced mantle derived garnets, which have been classified by Loring, according to the Fipkie 1989 classification system, as G-9 pyrope-kimberlitic indicators.


GEOLOGICAL EVALUATION REPORT
----------------------------

We have obtained a geological evaluation report, through our option agreement with Diamant Resources Ltd., on the claim groups prepared by Mr. Leonard Gal, P.Geo. of Cardinal Explorations Limited. The geological report summarizes the results of the prior exploration performed on the Claim Groups.

In his geological report, Mr. Gal recommends proceeding with a three-phase staged exploration program on the Claim Groups. All of the following budget estimates are provided in Canadian dollars.

The initial phase of the recommended work program has been partially completed, which was comprised of the analysis of satellite imaging maps with a view to assessing the mineralization. The anticipated budget of $88,139.98 (Canadian funds) to support this initial geological work program is as set out below:

Phase 1
-------

Personnel:
---------

Project Geologist - 10 days @ $500.00............................... $  5,000.00
Crew chief / Foreman - 10 days @ $400.00 ........................... $  4,000.00
Field technician crew (4 persons): 10 days @ $1275/day ............. $ 12,750.00

Indicator Mineral sampling:
--------------------------

10 @ $1000/sample -heavy mineral separates, indicator counts, analyses............................................................ $ 30,000.00

Rentals:
-------

Two 4x4 Trucks - @ $85/day.......................................... $  1,700.00
One ATV- $65/day ................................................... $    650.00
Microscope ........................................................  $    150.00

Field Expenses:
--------------

Meals, Groceries - 60 man days @ $60.00 ............................ $  3,600.00
Accommodations - 4 rooms @ $85.00 .................................. $  3,400.00
Communications: .................................................... $    150.00
Fuel: .............................................................. $  1,200.00

Field supplies (Consumables): ...................................... $  2,500.00
Maps, Printing and Reproduction: ................................... $    500.00
Sample Shipment .................................................... $    750.00
Mob-Demob: ......................................................... $  2,500.00

Reports: ........................................................... $  5,000.00
-------

SUBTOTAL ........................................................... $ 73,850.00
Contingency - ~10% ................................................. $  7,385.00
Project Management, Administration - 8.5% .......................... $  6,904.98
TOTAL............................................................... $ 88,139.98
-----                                                                -----------

PHASE 2
-------

Personnel:
---------

Project Geologist - 10 days @ $500.00............................... $  5,000.00
Crew chief / Foreman - 10 days @ $400.00 ........................... $  4,000.00
Field technician crew (4 persons): 10 days @ $1275/day ............. $ 12,750.00

Indicator Mineral sampling:
--------------------------

10 @ $1000/sample -heavy mineral separates, indicator counts, analyses ........................................................... $ 30,000.00

Rentals:
-------

Two 4x4 Trucks - @ $85/day.......................................... $  1,700.00
Helicopter - 10 hours @ $1,100/hour.................................   11,000.00
One ATV- $65/day ................................................... $    650.00
Microscope ......................................................... $    150.00

Field Expenses:
--------------

Meals, Groceries - 60 man days @ $60.00 ............................ $  3,600.00
Accommodations - 4 rooms @ $85.00 .................................. $  3,400.00
Communications: .................................................... $    150.00
Fuel: .............................................................. $  1,200.00
Field supplies (Consumables): ...................................... $  2,500.00
Maps, Printing and Reproduction: ................................... $    500.00
Sample Shipment .................................................... $    750.00
Mob-Demob: ......................................................... $  2,500.00

Reports: ........................................................... $  5,000.00
-------

SUBTOTAL ........................................................... $ 84,850.00
Contingency - ~10% ................................................. $  8,485.00
Project Management, Administration - 8.5% .......................... $  7,933.48
TOTAL .............................................................. $101,268.48
-----                                                                -----------

PHASE 3
-------

Personnel:
---------

Project Geologist - 10 days @ $500.00............................... $  5,000.00
Crew chief / Foreman - 10 days @ $400.00 ........................... $  4,000.00
Field technician crew (4 persons): 10 days @ $1275/day ............. $ 12,750.00

Indicator Mineral sampling:
--------------------------

10 @ $1000/sample -heavy mineral separates, indicator counts, analyses ........................................................... $ 30,000.00

Rentals:
-------

Two 4x4 Trucks - @ $85/day.......................................... $  1,700.00
Helicopter - 10 hours @ $1,100/hour.................................   11,000.00
One ATV- $65/day ................................................... $    650.00
Microscope ......................................................... $    150.00

Field Expenses:
--------------

Meals, Groceries - 60 man days @ $60.00 ............................ $  3,600.00
Accommodations - 4 rooms @ $85.00 .................................. $  3,400.00
Communications: .................................................... $    150.00
Fuel: .............................................................. $  1,200.00
Field supplies (Consumables): ...................................... $  2,500.00
Maps, Printing and Reproduction: ................................... $    500.00
Sample Shipment .................................................... $    750.00
Mob-Demob: ......................................................... $  2,500.00

Reports: ........................................................... $  5,000.00
-------

SUBTOTAL ........................................................... $ 84,850.00
Contingency - ~10% ................................................. $  8,485.00
Project Management, Administration - 8.5% .......................... $  7,933.48
TOTAL............................................................... $101,268.48
-----                                                                -----------

Mr. Derrick Strickland, P.Geo. has overseen the partial completion of the initial phase of exploration on the properties, which duplicated and improved on the work previously done by TUL Petroleum and partners in 1996 and 1997. Mr. Strickland has recommended that additional indicator mineral sampling be completed in three phases as described above.

Sampling will consist of our consulting geologist and his assistant gathering samples of rock from property areas with the most potential to host gems and mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. All samples gathered will be sent to a laboratory where they are crushed and analysed for gem and metal content.

In his geological report, Mr. Strickland concludes that the decision to proceed with each phase of the exploration program should be contingent upon positive results having been gained from the results of the previous exploration programs.

The phases of the programs as recommended by Mr. Strickland constitute a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete the remaining two phases of our program, and the results and recommendations are positive, we will have to undertake additional and more extensive programs, which might consist of further soil sampling, geophysical surveys, trenching, drilling, and economic feasibility studies before we will be able to identify commercially viable diamond reserves.

The expenses to be incurred for these subsequent programs will be significantly higher than the costs set out herein. The costs however will be determined upon the recommendations of Mr. Strickland, a qualified person who will oversee the programs.

Heavy Mineral Sampling
----------------------

During the summer of 2002, twenty-nine samples were collected on the Claim Groups. The samples consisted of twenty stream sediment, five glaciofluvial (gravel pit), and four glacial till samples. The primary objective of the heavy mineral sampling program was to replicate the results found TUL Petroleum and to generate possible new kimberlitic indicator mineral anomalies.

Stream and glaciofluvial samples were sieved at +3.5mm with the coarse material being discarded and the -3.5 mm saved for processing. The reason for sieving samples is to increase the weight of the heavy mineral concentrate thus increasing the likelihood of recovering kimberlitic indicator minerals. Stream samples are the preferred medium on a reconnaissance scale as it theoretically contains source material from a large geographical area.

Heavy Mineral Sampling Procedure
--------------------------------

The heavy mineral sampling procedure was to obtain material from streams, glaciofluvial, and till. While at site the coarse materials (consisting of pebbles, stones and cobbles) were removed by sieving at or near the sample site and a rough pebble count was taken. The resulting samples, weighing 20 to 25 kilograms, were then shipped to the Saskatchewan Research Council ("SRC") of Saskatoon. Once the samples were received by the SRC they underwent a reduction process (Figure 5) as outlined below:

     o The process consisted of sizing the original 25 kg material by sieving (1.0 to + 0.25 mm)

     o    The resulting material was sent to a shaker table

     o    The heavies were then passed through a High Intensity Magnetic
          Separator

     o The Magnetic portion was immersed in a heavy liquid (specific gravity of 3.1)

     o Any mineral with a specific gravity greater than 3.1 underwent Frantz Magnetic Separation @ 0.34 Amps

     o    The resulting proportions being Frantz Uppers 1 and Frantz Lower 1
          (LW1)

     o The Frantz Uppers 1 were further processed using Frantz Magnetic Separation @ 0.19 amps, resulting in Frantz Lower 2 (LW2)

Once the samples were reduced to approximately 160 grams in size the LW1 and LW2 fractions were shipped back to Vancouver where our consulting geologist then examined each sample under a binocular microscope and the kimberlitic indicator minerals were isolated. These indicator grains were counted, examined for surface abrasions that may be indicative of transportation distance, and saved for additional testing if warranted.

Anomalous kimberlitic indicator concentrations were classified and these, together with the abrasion characteristics of the indicator minerals found, and the local ice-flow direction, are used to trace potential kimberlitic sources.

Kimberlite Indicator Minerals - Till                                  Figure 5
------------------------------------                                  --------
Saskatchewan Research Council Reduction Process
-----------------------------------------------

                ------------------
               |   Field Sample   |
               |    (Weigh Swt)   |
                ------------------                     ------------------------
                         |   Deslime, Wet Screen      | Screening Efficiencies |
                         |  +/- 1.00mm, 0.25mm------> | determined and recorded|
       ------------------|------------------           ------------------------
      |                  |                  |
      v                  v                  v
 ------------      -------------      ------------
|   +1.0mm   |    |1.0mm+0.25mm |    |   -0.25mm  |
|   (Save)   |    | (Weith Mwt) |    |   (Save)   |
 ------------      -------------      ------------     ------------------------
                         |  Shaker Table ------------>| Shake Table Standard   |
                 -----------------                    | (pyropes, Cr-diopsides)|
                |                 |                   | recoveries recorded.   |
                v                 v                    ------------------------
           -----------       -----------
          |  Heavies  |     |   Lights  |
          |           |     |   (Save)  |
           -----------       -----------               ------------------------
                | Dry weigh High Intensity            | Permroll Standard      |
                | Magnetic Separation --------------->| (pyropes, Cr-diopsides)|
        -------------------                           | recoveries recorded.   |
        |                  |                           ------------------------
        v                  v  Remove Ferromags
   -----------        -----------        -----------
  |  Nonmags  |      |    Mags   |----->| Ferromags |
  |  (Save)   |      |           |      |   (Saved) |
   -----------        -----------        -----------
                            |  Magstream @
                            |  +/- SG 3.1 -----------> ------------------------
                  ---------------------               | Magstream Standard     |
                 |                     |              | (pyropes, Cr-diopsides)|
                 v                     v              | recoveries recorded.   |
          ---------------       ---------------        ------------------------
         |   SG < 3.1    |     |               |
         |    (Save)     |     |    SB > 3.1   |
          ---------------       ---------------        ------------------------
    Frantz Magnetic Separation         |              | Frantz Standard
       @ 0.34 amps---------------------|------------->| (Picroilmenites)
                                       |              | recoveries recorded.
                                       |               ------------------------
                       ---------------------------------
                      |                                 |
                      v                                 v
           -------------------               -------------------
          |  Frantz Uppers 1  |             |   Frantz Lowers 1 |
          |    (Weigh Up1)    |             |    (Weigh Lw1)    |
           -------------------               -------------------
                   | Frantz Magnetic                     |
                   | Separation @0.19 amps               | Microscopy
         --------------------------                      |
        |                          |                     |
        v                          v                     v
 ---------------             ---------------      ---------------
|Frantz Uppers 2|           |Frantz Lowers 2|    |   Pyropes     |
|   (Save)      |           |               |    |   Cr Diopsides|
 ---------------             ---------------     |   Eclogites   |
                                    | Microscopy |   Olivines    |
                                    v             ---------------
                             ---------------             |
                            |   Chromites   |            |
                            | Picroilmenites|            |
                             ---------------             |
                                    |                    |
                                     --------------------
                                                   |
                                                   v
                                              -----------
                                             |  Report   |
                                              -----------
Heavy Mineral Results
---------------------

Twenty-nine samples were collected in the area of the Claim Groups, nineteen of which are pending results. Of the ten observed for kimberlitic indicator minerals, eight returned indicator grains.

The minerals useful as indicators for kimberlites and, to a certain extent, in the evaluation of the diamond potential of a kimberlitic include peritonitis-pyrope, eclogitic pyrope, chrome-diopside, picro-ilmenite, chromite, and olivine. The preceding are the most commonly used kimberlitic indicator minerals, although in rare cases, diamond is abundant enough to be its own indicator. These minerals survive glacial transport, are far more abundant in kimberlite than diamond, and are visually and chemically distinct.

The following are descriptions of the samples observed for kimberlitic indicator minerals:

Sample 119007
-------------

This stream sample is from the Alces property and was taken in the Zhoda Creek gully, 75m upstream from the Alces river junction. The grains recovered from this sample included two picro-ilmenite, one chromite, and 13-chrome diopside.

Of particular interest are the two picro-ilmenites, they appear to have traveled a relatively small distance. The evidence for this is that the alteration rim around the grains appears to have a primarily "orange peel like" texture, which is typical on many grains derived from kimberlite. This particular texture is usually removed within a short distance during glacial transport, particularly on Picro-ilmenite.

Sample 119008
-------------

This stream sample was taken from the Alces River in the Alces claims. The grains recovered include six chromites and three chrome diopsides. This sample produced two grains of free gold as well.

Sample 119009
-------------

This is a stream sample taken from the west side of the Alces River on the Alces claims. The kimberlitic indicator grains recovered includes three peridotitic pyropes, four chrome diopsides, and one picro-ilmenite. This sample is of interest because it is the only sample to date yielding peridotitic pyrope.

Sample 119010
-------------

This is a stream sample taken on the Beatton claim block. This sample was observed for kimberlitic indicators but none were recovered.

Sample 119014
-------------

This is a stream sample taken from the Beatton River, upstream of the Doig River, on the Beatton claim block. One chromite kimberlitic indicator mineral was recovered.

Sample 119016
-------------

This stream sample is taken from the Indian River on the Beatton claim block. The sample yielded one chrome diopside and three chromites. One of the chromite grains appears to have its primary "kimberlitic" surface still evident. This is an indication the grain has traveled a relatively short distance from its source.

Sample 119018
-------------

This is a stream sample taken from the east side of the Beatton River on the Beatton claim block. The indicator grains recovered include two-chrome diopside, one chromite, two picro-ilmenites and one olivine. The olivine grain was included as a positive because there is no known surface exposure in the area where the grain could have been derived from.

Sample 119032
-------------

This sample was taken from Cache Creek, 150 meters upstream from the Peace River junction. The sample yielded three chrome diopsides and three chromites.

Sample 119033
-------------

This sample is a glaciofluvial (gravel pit) sample from the Alces claim block. It was taken to reproduce the original results obtained by TUL Petroleum Ltd. on its Lucky Jim gravel pit claim. Upon observation, the heavy mineral concentrate yielded 23 chrome diopsides, one chromite, and one picro-ilmenite. During the observation of the sample it was noted that one ortho-pyroxene appears to have a primary kimberlitic texture, this grain requires further study to determine its genesis.

Sample 119034
-------------

This is a glacial till sample taken in the vicinity of a known magnetic anomaly on the Stack claim. At the time of taking, the glacial history of the area was poorly understood. Hence, the sample may not represent the down ice direction from the magnetic anomaly. The sample yielded no kimberlitic indicator minerals.

Compliance with Government Regulations
--------------------------------------

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain work permits from the British Columbia Ministry of Energy Mines & Resources for any exploration work that results in a physical disturbance to the lands.

We have not and will not be required to obtain a work permit for the first or second phase of its exploration program as these phases will not involve any substantial physical disturbance to the lands itself. However, under the Mining Act, we will be required to undertake remediation work on any work that results in the physical disturbance of the land, which costs will vary according to the degree of physical disturbance. We anticipate that these costs will not exceed more than $10,000.00. We have budgeted for these costs in our third phase program.

If we commence mining operations on the property, we will be required to post bonds and file statements of work with the Ministry of Energy Mines & Resources. The amounts of these costs are not yet known as we do not know the extent of any mining operations that may be undertaken beyond completion of the recommended exploration programs.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1 to 3 exploration programs.


EMPLOYEES
---------

We have no employees as of the date of this prospectus other than our directors. Since consenting to act as directors, Andrew Reid has received Cdn. $1,500.00 and Michael Rezac has received Cdn. $1,000.00 as consulting fees.


SUBSIDIARIES
------------

We do not have any subsidiaries.

PATENTS AND TRADEMARKS
----------------------

We do not own, either legally or beneficially, any patents or trademarks.


WORK PLAN OPERATION
-------------------

Our current business plan is to conduct additional exploration on the Claim Groups sufficient to determine whether the properties contain economic occurrences of diamonds. To date, we have completed a portion of the $88,139.98 (Canadian funds). We will need to spend approximately an additional $31,500 (Canadian funds) in order to complete this phase.

Specifically, we anticipate spending the following over the next 12 months:

     * $3,200 due to Diamant Resources Ltd. on July 30, 2003 in relation to our option agreement concerning the Claim Groups;

     * $10,000 on professional fees, including professional fees payable in connection with the filing of this registration statement;

     *    $15,000 on our anticipated general and administrative expenses

     * $20,000 on additional phase one exploration expenses relating to the Claim Groups;

Total expenditures over the next 12 months are therefore expected to be approximately $48,200.

Subject to obtaining sufficient financing, we plan on proceeding with phase one of the exploration program in late spring of 2003.

We will assess whether to proceed to phase two of the recommended geological exploration program in 2004 upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $101,268 (Canadian funds), which is well beyond our projected cash reserves.

Our cash reserves are not sufficient to meet our obligations for the next twelve months. As a result, we will need to seek additional funding in the near future. Our inability to raise additional funds may delay our ability to proceed with this registration statement.

We currently do not have a specific plan of how we will obtain such funding however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain a short-term loan from our President, although no such arrangements have yet been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet out obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are not in a position to complete the cash payment or the exploration expenditures required under the option agreement for the Claim Groups, then our option will terminate and we will lose all our rights and interest in the Alces & Beatton Claim Groups. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Alces & Beatton Claim Groups. We may also pursue acquiring interests in alternate mineral properties in the future.


                                   COMPETITION
                                   -----------

The mining industry is fragmented and very competitive. A high degree of competition exists to obtain favourable mining properties and suitable mining prospects for drilling, exploration and mining operations. We will encounter significant competition from companies presently engaged in the mining industry.

Generally, all of these competitive companies are substantially larger than us and have substantially greater resources and operating histories. For example, major diamond mining competitors include publicly traded companies such as BHP with a current market capitalization of approximately $21.4 billion, and Aber Diamond Corporation with a current market capitalization of approximately $1.7 billion. Accordingly, there can be no assurance that we will be successful in competing with existing and emerging companies in the mining industry.


                                     MARKET
                                     ------

The potential profitability of our business is significantly affected by changes in the market price of diamonds. The market price for diamonds can fluctuate widely and can be affected by numerous factors beyond our control, including industrial and jewellery demand, expectations with respect to the rate of inflation, the strength of the U.S. dollar and other currencies, interest rates, forward sales by producers, global or regional political or economic events, the pricing and supply policies of major diamond producers such as DeBeers and production and cost levels in major diamond producing regions. The prices of diamonds sometimes are subject to rapid short-term changes because of speculative activities. The current demand for and supply of diamonds may affect diamond prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of diamonds consists of a combination of new mine production and existing stocks of fabricated precious stones held by governments, public and private individuals.

As the number of diamonds recovered in any single year constitute a very small portion of the total potential supply of precious stones, normal variations in current production do not necessarily have a significant impact on the supply of precious stones or on their prices. The result being that markets for precious stones generally are characterized by volatile prices.


                              AVAILABLE INFORMATION
                              ---------------------

We have filed with the Commission this registration statement on Form SB-2 with respect to the common stock offered to be registered. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to our company and its common stock, see the registration statement and the exhibits and schedules thereto. We are not a reporting company and do not file reports and other information under the Exchange Act with the Securities & Exchange Commission. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http://www.sec.gov that contains reports, proxy, other information statements and other information regarding issuers that file electronically.


                                 AUDIT COMMITTEE
                                 ---------------

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit /committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The board of directors have not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no director receives any compensation for services rendered as a director. It is likely that we will adopt a provision for compensating directors in the future.


                                PLAN OF OPERATION
                                -----------------

The following plan of operation should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this registration statement. Also, due to our limited operating history, the financial information presented is audited for the year ended July 31, 2002 and 2001, and unaudited for the three-month period ending October 31, 2002. Our fiscal year end has not been determined.

This registration statement contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This registration statement also contains forward-looking statements attributed to certain third parties relating to the prospect of exploring and developing an economically feasible ore body on the Claim Groups. The selling security holders should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face described in "Risk Factors" and elsewhere in this registration statement. The following discussion and analysis should be read in conjunction with our Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations For Period Ending October 31, 2002
--------------------------------------------------------

We have not earned any revenues from operations from our incorporation on April 9, 1999 to October 31, 2002. Our activities have been financed from proceeds of share subscriptions. We do not anticipate earning revenues until such time as we have entered into the commercial production of our Claim Groups. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our Claim Groups.

Net Loss
--------

From our incorporation on April 9, 1999 to October 31, 2002, we recorded an operating loss of $71,523, consisting of general and administrative expenses of $35,020 and mineral property expenditures of $36,503 relating to our acquisition of an interest in, and our exploration of, the Claim Groups. We did not generate any revenues during these periods. There can be no assurance that we will ever achieve profitability or that revenue will be generated and sustained in the future. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploring activities.

Liquidity and Capital Resources
-------------------------------

At October 31, 2002, we had current assets of $2,680. These assets consist of $744 cash on hand and $1,936 in deposits/retainers. Net stockholders' equity was $2,149.00 as at October 31, 2002. We are an exploration stage company and, since inception, have experienced significant changes in liquidity, capital resources and shareholders' equity.

Our current assets are not sufficient to conduct our plan of operation over the next twelve (12) months. As our cash requirements over this period will exceed our current assets, we would be forced to seek a loan or another source for operational funding. Our major shareholders would be the most likely source of such funding, but none has made any commitment for future investment.

We are conducting this offering, in part, because it believes that a registration of its equity securities will minimize some of the impediments to capital formation that otherwise exists. By having a registration statement in place, we believe we will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights. Registering our shares under the Securities Act will help minimize the liquidity discounts we may otherwise have to take in a future private placement of its equity securities because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market could exist to effect Rule 144(g) broker transactions. We believe that the cost of registering our securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities.


                              OPERATIONAL MILESTONE
                              ---------------------

We are embarking on a three phase exploration program as described in the "Work Plan of Operation" section in an attempt to determine the economic feasibility of developing the Claim Groups for the extraction of diamond deposits. We must explore the Claim Groups to determine the presence of minerals, if any, that exist on our property. Should our exploration efforts result in the discovery of diamonds, we must then determine whether the claims contain diamonds in sufficient quantity and quality to economically justify future extraction and processing.

We do not expect to receive revenues within our first 12 months of operation or ever, should we fail to identify precious gems in an amount economically feasible to extract. However, should we discover gems that could be favourably extracted under economically attractive terms, we would still not expect revenues until after the completion of our three phase exploration program and additional exploration.


                             DESCRIPTION OF PROPERTY
                             -----------------------

Our offices are located at 151-10090-152nd Street, Suite 401, Surrey, British Columbia, Canada. Our president, Mr. Reid, provides this office space to us free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

Other than as disclosed below, none of our directors, executive officers, nominees for election as directors, owners of five percent (5%) or more of our outstanding shares, or any member of their immediate family, has entered into any related transaction with us.

We have paid our president, Mr. Andrew Reid, $1,500 (Canadian funds) for consulting services he provided to us. We do not have a formal consulting agreement with Mr. Reid.

We have paid our secretary/treasurer, Mr. Michael Rezac, $1,000 (Canadian funds) for consulting services he provided to us. We do not have a formal consulting agreement with Mr. Rezac.

By an agreement dated June 28, 2002, Diamant Resources Ltd. granted us the option to acquire a 50% interest in the Claim Groups in consideration of us paying a total of $10,000 (Canadian funds) to it and by incurring exploration expenditures of at least $50,000 on the Claim Groups. Mr. Michael Rezac, our secretary/treasurer, is a director and shareholder of Diamant Resources Ltd. Mr. Andrew Reid, our president and chief financial officer is a director and shareholder of Diamant Resources Ltd.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

At present there is no public trading market for our securities. We have no common equity subject to outstanding purchase options or warrants, or securities convertible into common equity. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly registered by us.

As of February 19, 2003, there were 3,548,220 shares of our common stock outstanding, held by 33 shareholders of record.

Rule 144 Shares

A total of 415,276 shares of our common stock were eligible for resale to the public after April 12, 2000 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month (3) period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding, which in our case equals approximately 35,019 shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Under Rule 144 (k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are affiliates, hold all of the 415,276 that may be sold pursuant to Rule 144.


                               STOCK OPTION GRANTS
                               -------------------

To date, we have not granted any stock options.

Registration Rights
-------------------

We have not granted registration rights to the selling shareholders or to any other persons. We have opted to cover the registration costs associated with this current filing as management believes that such registration shall aid us in obtaining a public market and thereby raising additional financing for our operations.

Dividends
---------

There are no restrictions in our Articles of Incorporation or By-Laws that prevent us from declaring dividends. To date, we have not declared any dividends, and do not plan to declare any dividends in the foreseeable future.

Executive Compensation
----------------------

The following table provides summary information from inception to October 31, 2002 concerning all compensation, either cash or non-cash, paid or accrued by us to or on behalf of our chief executive officer and president. No officer or employee received a total salary and bonus exceeding $100,000 during the periods reflected.


                             EXECUTIVE COMPENSATION
                             ----------------------

Summary Compensation Table
--------------------------

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception on February 21, 2001 to September 30, 2002.

                               Annual Compensation
                               -------------------

                                    Other      Restricted  Options/LTIP   All
                                    Annual       Stock     SARs  payouts Other
Name       Title   Year  Salary  Bonus  Comp.   Awarded    (#)      ($)   Comp.
--------------------------------------------------------------------------------

A Reid     Pres.,  2002    $0      0  Cdn$1,500   0         0        0      0
           CFO &
           Dir.

M. Rezac   Sec/    2002    $0      0  Cdn$1,000   0         0        0      0
           Treas/
           Dir

J. Stewart Dir.    2002    $0      0     0        0         0        0      0


As at October 31, 2002, none of our officers or directors had received any form of compensation for services rendered on our behalf, neither has any form of compensation accrued to any officer or director for such services. However, during the three-month period ended January 31, 2003, we paid $1,500 (Canadian funds) to Andrew Reid and $1,000 (Canadian funds) to Michael Rezac for consulting services. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our officers and directors for services rendered. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit- sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

Employment Consulting Agreements
--------------------------------

We have no employment/consulting contracts or compensatory plan or any arrangement with an executive officer or director. Our directors currently do not receive any cash compensation for their services as members of the board of directors, save and except as mentioned in the "Summary Compensation Table" above. There is no compensation committee, and no compensation policies have been adopted.


                              FINANCIAL STATEMENTS
                              --------------------

Index to Financial Statements:
------------------------------

1.   Report of Independent Chartered Accountants;

2. Financial Statements for the period ending October 31, 2002 (unaudited) and the fiscal years ended July 31, 2002, 2001, including:

     a.   Balance Sheet

     b.   Statement of Operations

     c.   Statement of Stockholders' Equity

     d.   Statement of Cash Flow

     e.   Notes to Financial Statements

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                 OCTOBER 31, 2002 (UNAUDITED), AND JULY 31, 2002






















BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

        L A B O N T E   &   C O .                     #610 - 938 Howe Street
-----------------------------------------             Vancouver, BC  Canada
C H A R T E R E D   A C C O U N T A N T S             V6Z  1N9
-----------------------------------------             Telephone   (604) 682-2778
                                                      Facsimile   (604) 689-2778
                                                      Email:  info@labonteco.com


                                AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Stellar Resources Ltd. (formerly V.I.P.C. Com)

We have audited the balance sheet of Stellar Resources Ltd.  (formerly  V.I.P.C.
Com) (an exploration stage company) as at July 31, 2002 and the statements of operations, stockholders' equity and cash flows for the years ended July 31, 2002 and 2001 and for the period April 9, 1999 (inception) to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the for the years ended July 31, 2002 and 2001 and for the period April 9, 1999 (inception) to July 31, 2002 in accordance with United States generally accepted accounting principles.


                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
August 22, 2002


COMMENTS  BY  AUDITORS  FOR  U.S.  READERS  ON  CANADA-UNITED  STATES  REPORTING
--------------------------------------------------------------------------------
DIFFERENCES
-----------

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to the Stockholders and Board of Directors dated August 22, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.


                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
August 22, 2002

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                                 BALANCE SHEETS



                                                                   October  31, 2002       July 31, 2002
--------------------------------------------------------------------------------------------------------
                                                                      (unaudited)
                                     ASSETS

CURRENT ASSETS
   Cash                                                            $           744      $        1,795
   Deposits                                                                  1,936                   -
--------------------------------------------------------------------------------------------------------

                                                                             2,680               1,795
--------------------------------------------------------------------------------------------------------

                                                                   $         2,680      $        1,795
========================================================================================================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                                $           531      $        9,717
--------------------------------------------------------------------------------------------------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Common stock $.001 par value; 200,000,000 shares authorized
      3,501,972 and 3,000,000 issued and outstanding  (Note 4)               3,502               3,000
   Additional paid-in capital                                               70,170                   -
   Share subscriptions received                                                  -              35,981
   Deficit accumulated during the exploration stage                        (71,523)            (46,903)
--------------------------------------------------------------------------------------------------------

                                                                             2,149              (7,922)
--------------------------------------------------------------------------------------------------------

                                                                   $         2,680      $        1,795
========================================================================================================


















    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS



                                                   Three Months                                               April 9, 1999
                                                      Ended                                                   (inception) to
                                                   October 31,          Year ended          Year ended         October 31,
                                                       2002           July 31, 2002       July 31, 2001            2002
-----------------------------------------------------------------------------------------------------------------------------
                                                   (unaudited)                                                 (unaudited)

  EXPENSES
     General and administrative                  $       19,839      $       12,231      $          180      $       35,020
     Mineral property expenditures                        4,781              31,722                   -              36,503
-----------------------------------------------------------------------------------------------------------------------------

  NET LOSS FOR THE PERIOD                        $     (24,620)      $      (43,953)     $         (180)     $      (71,523)
=============================================================================================================================




  BASIC NET LOSS PER SHARE                       $        (0.01)     $        (0.01)     $        (0.00)
=========================================================================================================

  WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                  3,167,324           3,000,000           3,000,000
=========================================================================================================





























    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

          FOR THE PERIOD APRIL 9, 1999 (INCEPTION) TO OCTOBER 31, 2002

                                                                                                     Deficit
                                                                                                   Accumulated
                                                 Common stock          Additional       Share         during
                                          --------------------------    Paid in     Subscriptions  Exploration
                                             Shares        Amount       Capital       Received        Stage         Total
-----------------------------------------------------------------------------------------------------------------------------


Issuance of common stock for cash
   - April 12, 1999                         3,000,000   $     3,000   $      -      $       -      $      -      $     3,000

Net loss, April 9, 1999
   (inception) to July 31, 1999                  -             -             -              -           (2,090)       (2,090)
-----------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 1999                      3,000,000         3,000          -              -           (2,090)          910

Net loss, year ended July 31, 2000               -             -             -              -             (680)         (680)
-----------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2000                      3,000,000         3,000          -              -           (2,770)          230

Net loss, year ended July 31, 2001               -             -             -              -             (180)         (180)
-----------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2001                      3,000,000         3,000          -              -           (2,950)           50

Subscriptions received                           -             -             -            35,981          -           35,981

Net loss, year ended July 31, 2002               -             -             -              -          (43,953)      (43,953)
-----------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2002                      3,000,000         3,000          -            35,981       (46,903)       (7,922)

Issuance of common stock for cash             501,972           502        70,170        (35,981)         -           34,691

Net loss, period ended October 31, 2002          -             -                            -          (24,620)      (24,620)
-----------------------------------------------------------------------------------------------------------------------------

Balance, October 31, 2002 (unaudited)       3,501,972   $     3,502   $    70,170   $       -      $   (71,523)  $     2,149
=============================================================================================================================












    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                                                    April 9, 1999
                                                            Three Months                                            (inception) to
                                                           Ended October        Year ended         Year ended        October 31,
                                                              31, 2002        July 31, 2002      July 31, 2001           2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                            (unaudited)                                              (unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss for the period                                 $      (24,620)    $      (43,953)    $         (180)    $      (71,523)
  - Changes in working capital assets and liabilities
       Deposits                                                   (1,936)                 -                  -             (1,936)
       Accounts payable                                           (9,186)             9,717                  -                531
-----------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING
  ACTIVITIES                                                     (35,742)           (34,236)              (180)           (72,928)
-----------------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING
  ACTIVITIES
  Sale of common stock                                            70,672                  -                  -             73,672
  Share subscriptions received                                   (35,981)            35,981                  -                  -
-----------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING
  ACTIVITIES                                                      34,691             35,981                  -             73,672
-----------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                                       (1,051)             1,745               (180)               744

CASH, BEGINNING OF PERIOD                                          1,795                 50                230                  -
-----------------------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                       $          744     $        1,795     $           50     $          744
===================================================================================================================================




















    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                 OCTOBER 31, 2002 (UNAUDITED), AND JULY 31, 2002
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

The Company was incorporated in the State of Nevada on April 9, 1999 and is in the exploration stage of its mineral property exploration and development. To date, the Company has not generated any revenues from operations and has working capital and stockholders' equity of $2,149 at October 31, 2002. The Company's continuance of operations and movement into an operating basis are contingent on raising additional working capital, and funding for future development of its mineral properties. Advances from certain significant shareholders will form the primary source of short-term funding for the Company during the next twelve months, although no firm commitment has been made for further investment to date. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Mineral property costs
----------------------
Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven reserves on its mineral properties.

Loss Per Share
--------------
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Financial Instruments
---------------------
The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Stock-Based Compensation
------------------------
The Company accounts for stock-based compensation in respect to stock options granted to employees and officers using the intrinsic value based method in accordance with APB 25. Stock options granted to non-employees are accounted for using the fair value method in accordance with SFAS No. 123. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998. To date the Company has not granted any stock options or awarded any stock-based compensation.

                             STELLAR RESOURCES LTD.
                             ----------------------

                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                 OCTOBER 31, 2002 (UNAUDITED), AND JULY 31, 2002
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)
--------------------------------------------------------------------------------

Income Taxes
------------
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.


NOTE 3 - MINERAL PROPERTY
--------------------------------------------------------------------------------

By an agreement dated June 28, 2002 with Diamant Resources Ltd., a company with a director in common, the Company acquired an option to acquire a 50% interest in certain mineral claims located in the Fort St. John region of British Columbia, Canada. In order to earn a 50% interest, the Company must pay C$5,000 by June 30, 2002, C$5,000 by July 30, 2003, and incur certain property expenditures. To date the Company has paid the June 30, 2002 option payment and completed its initial diamond exploration program at a cost of US$36,503.


NOTE 4 - CAPITAL STOCK
--------------------------------------------------------------------------------

On April 12, 1999 3,000,000 shares were issued for proceeds of $3,000.

During October, 2002 the Company issued of 365,476 shares at $.10 per share and 136,496 shares at $.25 per share for proceeds of $70,672.


NOTE 5 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

During the three months ended October 31, 2002 the Company incurred $5,000 in consulting fees to a former director (July 2002 - $5,000; 2001 - nil).

Refer to Note 3.


NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has incurred operating losses from inception to October 31, 2002 of $71,523. The Company has adopted FASB No. 109 for reporting purposes. As of October 31, 2002, the Company had net operating loss carry forwards of approximately $71,523 which expire between the years 2014 - 2017. Due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carry forwards.


NOTE 7 - SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

As of January 5, 2003 the Company has changed its name to Stellar Resources Ltd. to reflect its current business of mineral exploration and development.

                                  V.I.P.C. COM
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                       JULY 31, 2002, 2001, 2000 AND 1999























BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

              LABONTE & CO.                       1205 - 1095 West Pender Street
-----------------------------------------         Vancouver, BC  Canada
C H A R T E R E D   A C C O U N T A N T S         V6E 2M6
-----------------------------------------         Telephone    (604) 682-2778
                                                  Facsimile    (604) 689-2778
                                                  Email     rjl@labonteco.com




                                AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of V.I.P.C. Com

We have audited the balance sheets of V.I.P.C. Com (an exploration stage company) as at July 31, 2002, 2001, 2000 and 1999 and the statements of operations, stockholders' equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2002, 2001, 2000 and 1999 and the results of its operations and its cash flows and the changes in stockholders' equity for the periods then ended in accordance with United States generally accepted accounting principles.



                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS


Vancouver, B.C.
August 22, 2002


COMMENTS  BY  AUDITORS  FOR  U.S.  READERS  ON  CANADA-UNITED  STATES  REPORTING
--------------------------------------------------------------------------------
DIFFERENCES
-----------

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to the Stockholders and Board of Directors dated August 22, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.


                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS


Vancouver, B.C.
August 22, 2002

                                  V.I.P.C. COM
                         (An Exploration Stage Company)

                                 BALANCE SHEETS



                                                                    July 31, 2002    July 31, 2001    July 31, 2000   July 31, 1999
------------------------------------------------------------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
   Cash                                                            $      1,795     $         50     $        230     $        910
------------------------------------------------------------------------------------------------------------------------------------

                                                                   $      1,795     $         50     $        230     $        910
====================================================================================================================================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                                $      9,717     $          -     $          -     $          -
------------------------------------------------------------------------------------------------------------------------------------

CONTINGENCIES (Notes 1)

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Common stock $.001 par value; 200,000,000 shares authorized
      3,000,000 issued                                                    3,000            3,000            3,000            3,000
   Share subscriptions received (Note 4)                                 35,981                -                -                -
   Deficit accumulated during the development stage                     (46,903)          (2,950)          (2,770)          (2,090)
------------------------------------------------------------------------------------------------------------------------------------

                                                                         (7,922)              50              230              910
------------------------------------------------------------------------------------------------------------------------------------

                                                                   $      1,795     $         50     $        230     $        910
====================================================================================================================================

























    The accompanying notes are an integral part of these financial statements

                                  V.I.P.C. COM
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                                                April 9, 1999    April 9, 1999
                                               Year ended       Year ended       Year ended     (inception) to   (inception) to
                                             July 31, 2002    July 31, 2001    July 31, 2000    July 31, 1999    July 31, 2002
-------------------------------------------------------------------------------------------------------------------------------


EXPENSES
   General and administrative                $     12,231     $        180     $        680     $      2,090     $     15,181
   Mineral property expenditures                   31,722                -                -                -           31,722
-------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                      $    (43,953)    $       (180)    $       (680)    $     (2,090)    $    (46,903)
===============================================================================================================================




BASIC NET LOSS PER SHARE                     $      (0.00)    $      (0.00)    $      (0.00)    $      (0.00)
==============================================================================================================

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                              3,000,000        3,000,000        3,000,000        3,000,000
==============================================================================================================

































    The accompanying notes are an integral part of these financial statements

                                  V.I.P.C. COM
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE PERIOD APRIL 9, 1999 (INCEPTION) TO JULY 31, 2002

                                                                                     Deficit
                                                                                   Accumulated
                                             Common stock              Share         during
                                      ---------------------------   Subscriptions  Development
                                         Shares         Amount        Received        Stage          Total
--------------------------------------------------------------------------------------------------------------


Balance, April 9, 1999                          -    $         -    $         -    $         -    $         -

Issuance of common stock for cash
   - April 12, 1999                     3,000,000          3,000              -              -          3,000

Net loss, April 9, 1999
   (Inception) to July 31, 1999                 -              -              -         (2,090)        (2,090)
--------------------------------------------------------------------------------------------------------------

Balance, July 31, 1999                  3,000,000          3,000              -         (2,090)           910

Net loss, year ended July 31, 2000              -              -              -           (680)          (680)
--------------------------------------------------------------------------------------------------------------

Balance, July 31, 2000                  3,000,000          3,000              -         (2,770)           230

Net loss, year ended July 31, 2001              -              -              -           (180)          (180)
--------------------------------------------------------------------------------------------------------------

Balance, July 31, 2001                  3,000,000          3,000              -         (2,950)            50

Subscriptions received                          -              -         35,981              -         35,981

Net loss, year ended July 31, 2002              -              -              -        (43,953)       (43,953)
--------------------------------------------------------------------------------------------------------------

Balance, July 31, 2002                  3,000,000    $     3,000    $    35,981    $   (46,903)   $    (7,922)
==============================================================================================================





















    The accompanying notes are an integral part of these financial statements

                                  V.I.P.C. COM
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                                                     April 9, 1999
                                                                                                     April 9, 1999   (inception) to
                                                       Year ended      Year ended      Year ended    (inception) to     July 31,
                                                     July 31, 2002   July 31, 2001   July 31, 2000   July 31, 1999        2002
-----------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss for the period                            $    (43,953)   $       (180)   $       (680)   $     (2,090)   $    (46,903)
  - Changes in working capital assets and liabilities
       Accounts payable                                     9,717               -               -               -          (9,717)
-----------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING
  ACTIVITIES                                              (34,236)           (180)           (680)         (2,090)        (37,186)
-----------------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING
  ACTIVITIES
  Sale of common stock                                          -               -               -           3,000           3,000
  Share subscriptions received                             35,981               -               -               -          35,981
-----------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING
  ACTIVITIES                                               35,981               -               -           3,000          38,981
-----------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                                 1,745            (180)           (680)            910           1,795

CASH, BEGINNING OF PERIOD                                      50             230             910               -               -
-----------------------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                  $      1,795    $         50    $        230    $        910    $      1,795
===================================================================================================================================
























    The accompanying notes are an integral part of these financial statements

                                  V.I.P.C. COM
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2002, 2001, 2000 AND 1999
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

The Company is in the exploration stage of its mineral property exploration and development. To date, the Company has not generated any revenues from operations and has a working capital deficit and stockholders' deficiency of $5,763 at July 31, 2002. The Company's continuance of operations and movement into an operating basis are contingent on raising additional working capital, and on the future development of its mineral property interest. Advances from certain significant shareholders will form the primary source of short-term funding for the Company during the next twelve months. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Mineral property costs
----------------------
Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven reserves on its mineral properties.

Loss Per Share
--------------
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Financial Instruments
---------------------
The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Stock-Based Compensation
------------------------
The Company accounts for stock-based compensation in respect to stock options granted to employees and officers using the intrinsic value based method in accordance with APB 25. Stock options granted to non-employees are accounted for using the fair value method in accordance with SFAS No. 123. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option-pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

                                  V.I.P.C. COM
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2002, 2001, 2000 AND 1999
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)
--------------------------------------------------------------------------------

Income Taxes
------------
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.


NOTE 3 - MINERAL PROPERTY
--------------------------------------------------------------------------------

By an agreement dated June 28, 2002 with Diamant Resources Ltd., a company with a director in common, the Company acquired an option to acquire a 50% interest in certain mineral claims located in the Fort St. John region of British Columbia, Canada. In order to ear a 50% interest, the Company must pay C$5,000 by June 30, 2002 (US$3,298 paid), C$5,000 by July 30, 2003, and incur certain property expenditures (US$28,424 paid to date).


NOTE 4 - CAPITAL STOCK
--------------------------------------------------------------------------------

On April 12, 1999 3,000,000 shares were issued for proceeds of $3,000.

During June and July, 2002 the Company received subscriptions of $35,981 towards the issuance of 359,810 shares at $.10 per share.


NOTE 5 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

During the year ended July 31, 2002 the Company incurred $5,000 in consulting fees to a former director (2110 - nil; 2000 - nil; 1999 - $800).

Refer to Note 3.


NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

The Company incurred operating losses for the years ended July 31, 2002, 2001, 2000 and 1999 of approximately $41,794, $180, $680 and $2,090, respectively. The Company has adopted FASB No. 109 for reporting purposes. As of July 31, 2002, the Company had net operating loss carry forwards of approximately $44,744, which expire between the years 2014 - 2017. Due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carry forwards.

Changes in Disagreements With Accounts of Accounting and Financial Disclosure
-----------------------------------------------------------------------------

We have no changes in or disagreements with our accountants, LaBonte & Co.

Other Expenses of Issuance and Distribution
-------------------------------------------

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee            $      69.00
Transfer Agent Fees                                            $   1,500.00
Accounting Fees and Expenses                                   $   5,000.00
Legal Fees and Expenses                                        $  10,000.00
Edgar Filing Fees                                              $   1,000.00

Total                                                          $  17,569.00

All the above amounts are estimated save and except for the Securities and Exchange Commission's registration fee.

No portion of the above expenses will be borne by the selling shareholders, however, the selling shareholders will pay any other expenses incurred in selling their common stock, including any brokerage commission or costs of sale.


                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

On April 12, 1999, we issued 3,000,000 shares of common stock at a price of $0.001 per share to 22 purchasers for total proceeds of $3,000. These shares were issued in accordance with Regulation S of the Securities Act of 1933, as amended (the "Securities Act").

On June 28, 2002, we issued 365,476 shares of our common stock at a price of $0.10 per share to five (5) purchasers for total proceeds of $36,547.60. These shares were issued in accordance in accordance with Regulation S of the Securities Act.

On July 28, 2002, we issued 136,496 shares of common stock at a price of $0.25 per share to six (6) purchasers for total proceeds of $34,124. These shares were issued in accordance with Regulation S of the Securities Act.

Each purchaser receiving "Regulation S" shares, represented to us that he/she was a non-US person as defined under Regulation S. Each purchaser represented his/her intention to acquire the securities for investment purposes only and not with a view toward distribution. The appropriate legends were affixed to the stock certificates issued to each purchaser. Each person was also given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


                                    EXHIBITS
                                    --------

Exhibit Number          Description
--------------          -----------

    3.1                 Articles of Incorporation
    3.2                 By-Laws
    4.1                 Sample Share Certificate
    5.1 Opinion of Harold P. Gewerter, Esq., Ltd. with consent to use
   10.1                 Option Agreement dated June 28, 2002
   23.1                 Consent of LaBonte & Co. Chartered Accountants


                                  UNDERTAKINGS
                                  ------------

The Undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
          (a) To include any prospectus required by Section 10(A)(3) of the Securities Act of 1933;
          (b) To reflect in the prospectus any fact or events arising after the effective date of this registration statement, or most recent post-effective amendment, which individually or in the aggregate, represent a fundamental. Change in the information set forth in this registration statement; and
          (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel, settle the matter by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Surrey, Province of British Columbia, on February 21, 2003.



                                                 STELLAR RESOURCES LTD.

                                                 By: /s/ Andrew Reid
                                                 ---------------------
                                                 Andrew Reid President


                                POWER OF ATTORNEY
                                -----------------

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew Reid, his true and lawful attorney in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre - or - post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or nay one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in their capacities and on the dates stated.

SIGNATURE              CAPACITY IN WHICH SIGNED                DATE

/s/Andrew Reid         President, Chief Executive Officer
----------------
Andrew Reid            and Director                            February 21, 2003

/s/Michael Rezac       Secretary/Treasurer and
----------------
Michael Rezac          Director                                February 21, 2003

/s/Jon Stewart         Director                                February 21, 2003
----------------
Jon Stewart